Exhibit 99.1

$120.7 MILLION INDEPENDENT VALUATION RECEIVED ON NUTRIBAND INC. PHARMACEUTICAL IP

Oviedo, Fla. – Aug 15, 2017 – Nutriband Inc. (OTC: NTRB) , a Nevada Corporation, is pleased to announce that it has received an independent 3rd party Intellectual Property valuation of 120.7M USD on its 6 patent pending prescription drugs.

On Jul 24, 2017, The Company received the third party testing report on the patent valuation from Sinorica Valuation, a Washington DC based patent valuation firm.

The valuation is based on Nutriband filing for full USPTO Utility patents which the company intends to file immediately following the analysis.

The Company recently acquired Advanced health brands, a Michigan company. Following this, Advanced health Brands then became the Nutriband Life Sciences division of the company which focuses mostly on prescription drugs and transdermal research.

Nutriband Inc.

Nutriband

Nutriband is a unique, result’s driven, health and pharmaceutical Company based in Orlando Florida.  Unlike traditional health product companies, Nutriband found its start by spotting and targeting a gross and virtually unexplored niche in the supplement market through its method of ingredient delivery. All Nutriband products are based around the science of transdermal / Topical technologies. From what started in only Supplements, Nutriband has now also developed an impressive platform to develop drugs and diagnostics that treat diseases in many areas of medicine.

www.nutriband.com

Sinorica Valuation

Sinorica Valuation is a valuation firm helping clients determine and interpret the value of their patent(s), tangible assets, and intellectual properties. Sinorica is located in the Washington, D.C. Metropolitan area, residence of the US Patent Office, allowing them access to expansive search facilities and advancing their valuations research.

www.sinoricavaluation.com

About Our Forward-Looking Statements

Certain statements contained in this press release, including, without limitation, statements containing the words “believes”, “anticipates”, “expects” and words of similar import, constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve both known and unknown risks and uncertainties. Our actual results may differ materially from those anticipated in our forward-looking statements as a result of a number of factors, including our ability to create, sustain, manage or forecast our growth; our ability to attract and retain key personnel; changes in our business strategy or development plans; competition; business disruptions; adverse publicity and international, national and local general economic and market conditions. Except as required by applicable law, we undertake no obligation to revise or update any of our forward-looking statements in order to reflect any event or circumstance that may arise after the date hereof.

For more information, contact:

Gareth Sheridan

CEO

Nutriband Inc.

407 880-6810

info@nutriband.com

www.nutriband.com